Exhibit 99.1

Pier 1 Imports, Inc. Reports First Quarter Fiscal Year 2016 Financial Results

Q1 Diluted Earnings Per Share of $0.08;

Provides Q2 Outlook and Reiterates Fiscal Year 2016 Earnings Per Share Guidance

FORT WORTH, Texas--(BUSINESS WIRE)--June 17, 2015--Pier 1 Imports, Inc. (NYSE:PIR) today reported financial results for the first quarter ended May 30, 2015.

Alex W. Smith, President and Chief Executive Officer, stated, “We are pleased to deliver earnings per share in line with our expectations, reflecting revenue growth of 3%, as well as careful attention to expense control. E-Commerce continues to perform exceptionally well, generating strong improvement across all performance metrics, and accounting for nearly 17% of total sales in the quarter.”

“From a top-line perspective, we exited the quarter with May company comparable sales growth of 4%. March was nearly as strong, while we experienced some slower weeks during the month of April, similar to what many others in the industry have observed. Now that we are into June and at the leading edge of our summer clearance event, company comparable sales are trending in excess of May results.”

“For the near term, we are resolutely focused on continuing to execute on the top line and demonstrating greater expense control. With our omni-channel transformation now complete, we are confident that we can begin to rebuild our profitability levels through measured sales and margin growth, along with expense leverage.”

First Quarter Fiscal 2016 Results

For the first quarter ended May 30, 2015, the Company reported net income of $6.9 million, or $0.08 per share, compared to last year’s first quarter net income of $15.1 million, or $0.16 per share. Total sales for the first quarter increased 3.1% (3.9% on a constant currency basis after adjusting for an 80 basis point impact attributable to the year-over-year devaluation of the Canadian Dollar) to $432.0 million, compared to $419.1 million in the same period last year. Company comparable sales increased 2.0% (2.8% on a constant currency basis).

Merchandise margin (the result of adding back delivery, fulfillment and store occupancy costs to gross profit) in the first quarter totaled $248.0 million, or 57.4% of total sales, compared to $246.4 million, or 58.8% of total sales in the first quarter of fiscal 2015. As announced in the Company’s fiscal 2015 year-end earnings press release and accompanying conference call, the incremental costs related to the Company’s distribution network, which were expected to affect this year’s first and second quarters, pressured merchandise margin during the period. Gross profit in the first quarter totaled $164.7 million, or 38.1% of total sales, compared to $167.7 million, or 40.0% of total sales in the first quarter of fiscal 2015. For the period ended May 30, 2015, contribution from operations totaled $84.8 million, compared to $91.4 million during the same period last year.

Fiscal 2016 first quarter selling, general and administrative expenses were $138.7 million, or 32.1% of total sales, compared to $131.5 million, or 31.4% of total sales a year ago. The following table details the breakdown of selling, general and administrative expenses for the first quarter of fiscal 2016 as compared to the same period last year (in millions).

	Three Months Ended
	May 30, 2015		May 31, 2014
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$64.3	14.9%	$62.1	14.8%
Operational expenses	15.5	3.6%	14.3	3.4%
Marketing	22.4	5.2%	22.0	5.3%
Other selling, general and administrative	36.5	8.4%	33.1	7.9%

Total selling, general and administrative	$138.7	32.1%	$131.5	31.4%

First quarter EBITDA (earnings before interest, taxes, depreciation and amortization) was $26.1 million compared to $36.4 million in the first quarter of last year. Operating income for the first quarter was $13.6 million compared to $25.8 million in the first quarter of fiscal 2015.

Balance Sheet Highlights and Share Repurchase Program

As of May 30, 2015, the Company remained in strong financial condition with $97.0 million of cash and cash equivalents, $198.5 million outstanding under its term loan, and no cash borrowings under its $350 million revolving line of credit. Inventories at the end of the first quarter totaled $501.7 million, compared to $417.6 million last year. Capital expenditures totaled $9.4 million in the first quarter of fiscal 2016 and were used primarily for infrastructure and technology development in support of ‘1 Pier 1’ and new store openings.

During the first quarter ended May 30, 2015, the Company repurchased a total of approximately 1.4 million shares of its common stock under its April 2014 share repurchase program for $17.6 million. Subsequent to the end of the first quarter, the Company has repurchased an additional 600.0 thousand shares of its common stock for approximately $7.3 million. Of the Company’s $200 million share repurchase program announced in April 2014, $97.2 million remains available for repurchases.

As of June 16, 2015, approximately 89.0 million shares of the Company’s common stock were outstanding.

Fiscal 2016 Full-Year and Second Quarter Financial Guidance

The Company provided the following updated guidance for Company comparable sales growth, merchandise margin and selling, general and administrative expenses for full-year fiscal 2016:

  Company comparable sales growth, which includes e-Commerce, of 3% to 5%, compared to prior guidance for mid-single digit growth;
  Merchandise margin, as a percentage of sales, of approximately 57%, compared to prior guidance of 58.0% to 58.2%; and
  Selling, general and administrative expenses as a percentage of sales leveraging, compared to prior guidance for flat to slight leveraging versus fiscal 2015.

The Company reiterated the following guidance for full-year fiscal 2016:

  EBITDA margins comparable to fiscal 2015;
  Depreciation of approximately $50 million to $55 million;
  Operating income, as a percentage of sales, comparable to fiscal 2015;
  Earnings per share in the range of $0.83 to $0.87, utilizing a fully diluted share count of approximately 88.5 million shares; and
  Capital expenditures of approximately $60 million.

The Company has provided the following guidance for the second quarter of fiscal 2016:

  Company comparable sales growth, which includes e-Commerce, of 4% to 5%; and
  Earnings per share in the range of $0.07 to $0.08, utilizing a fully diluted share count of approximately 88.5 million shares.

First Quarter Results Conference Call

The Company will host a conference call to discuss fiscal 2016 first quarter financial results at 3:30 p.m. Central Time today. Investors will be able to connect to the call through the Company’s website at www.pier1.com. The conference call can be accessed by linking through to the “Investor Relations” page to the “Events” page, or you can listen to the conference call by dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 88750370.

A replay will be available after 6:30 p.m. Central Time for a 24-hour period and the replay can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406 using conference ID number 88750370.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). This press release references non-GAAP financial measures including merchandise margin, contribution from operations, EBITDA and constant currency.

The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the three-month periods ended May 30, 2015 and May 31, 2014. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

Merchandise margin represents the result of adding back delivery, fulfillment and store occupancy costs to gross profit. Contribution from operations represents gross profit, less compensation for operations (which includes store and customer service payroll) and operational expenses. EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes merchandise margin, contribution from operations and EBITDA are meaningful indicators of the Company’s performance which provide useful information to investors regarding its financial condition and results of operations. Management uses merchandise margin, contribution from operations and EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. These non-GAAP financial measures should not be considered in isolation or used as an alternative to GAAP financial measures and do not purport to be an alternative to net income or gross profit as a measure of operating performance. A reconciliation of net income to EBITDA to contribution from operations to merchandise margin is shown below for the periods indicated (in millions).

		Three Months Ended
		May 30, 2015		May 31, 2014
		$ Amount	% of Sales	$ Amount	% of Sales

Merchandise margin (non-GAAP)		$248.0	57.4%	$246.4	58.8%

Less:	Delivery and fulfillment costs	8.7	2.0%	5.2	1.2%
	Store occupancy	74.6	17.3%	73.5	17.6%

Gross profit (GAAP)		164.7	38.1%	167.7	40.0%

Less:	Compensation for operations	64.3	14.9%	62.1	14.8%
	Operational expenses	15.5	3.6%	14.3	3.4%

Contribution from operations (non-GAAP)		84.8	19.6%	91.4	21.8%

Less:	Other nonoperating income/expense	(0.2)	0.0%	(0.2)	0.0%
	Marketing and other SG&A	58.8	13.6%	55.1	13.2%

EBITDA (non-GAAP)		26.1	6.0%	36.4	8.7%

Less:	Income tax provision	4.0	0.9%	9.0	2.2%
	Interest expense, net	2.9	0.7%	1.9	0.5%
	Depreciation and amortization	12.4	2.9%	10.4	2.4%

Net income (GAAP)		$6.9	1.6%	$15.1	3.6%

This press release also references company comparable sales on a constant currency basis, which is calculated by translating the current and prior periods into comparable amounts using the same foreign exchange rate. Management believes this non-GAAP financial measure is useful when comparing sales results between periods when foreign exchange rates are volatile.

This press release may be deemed to include forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to, consumer spending patterns, inventory levels and values, the Company’s ability to implement planned cost control measures, expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency, and changes in foreign currency values relative to the U.S. Dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Three Months Ended
	May 30,	% of	May 31,	% of
	2015	Sales	2014	Sales

Net sales	$432,004	100.0%	$419,059	100.0%

Cost of sales	267,327	61.9%	251,345	60.0%

Gross profit	164,677	38.1%	167,714	40.0%

Selling, general and administrative expenses	138,725	32.1%	131,466	31.4%
Depreciation and amortization	12,394	2.9%	10,418	2.4%

Operating income	13,558	3.1%	25,830	6.2%

Nonoperating (income) and expenses:
Interest, investment income and other	(279)		(275)
Interest expense	3,008		2,001
	2,729	0.6%	1,726	0.4%

Income before income taxes	10,829	2.5%	24,104	5.8%
Income tax provision	3,955	0.9%	9,049	2.2%

Net income	$6,874	1.6%	$15,055	3.6%

Earnings per share:
Basic	$0.08		$0.16

Diluted	$0.08		$0.16

Dividends declared per share:	$0.07		$0.06

Average shares outstanding during period:
Basic	88,295		94,656

Diluted	89,021		95,925

Pier 1 Imports, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands except share amounts)
(unaudited)

	May 30,	February 28,	May 31,
	2015	2015	2014
ASSETS

Current assets:
Cash and cash equivalents, including temporary investments
of $65,940, $69,572 and $185,245, respectively	$97,029	$100,064	$220,607
Accounts receivable, net	25,938	29,405	21,824
Inventories	501,662	478,843	417,643
Prepaid expenses and other current assets	47,947	45,851	51,519
Total current assets	672,576	654,163	711,593

Properties, net of accumulated depreciation
of $454,345, $446,237 and $426,459, respectively	209,912	214,048	187,804
Other noncurrent assets	41,924	41,993	46,276
	$924,412	$910,204	$945,673

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$130,219	$102,762	$133,476
Gift cards and other deferred revenue	65,165	63,002	60,553
Accrued income taxes payable	5,704	13,505	7,013
Current portion of long-term debt	2,000	2,000	1,500
Other accrued liabilities	113,503	107,544	103,420
Total current liabilities	316,591	288,813	305,962

Long-term debt	204,319	204,746	206,026
Other noncurrent liabilities	80,311	79,378	78,541

Shareholders' equity:
Common stock, $0.001 par, 500,000,000 shares authorized,
125,232,000 issued	125	125	125
Paid-in capital	207,120	222,438	223,704
Retained earnings	714,277	713,575	669,551
Cumulative other comprehensive loss	(9,406)	(9,985)	(4,833)
Less 35,682,000, 35,320,000 and 31,360,000
common shares in treasury, at cost, respectively	(588,925)	(588,886)	(533,403)
	323,191	337,267	355,144
	$924,412	$910,204	$945,673

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended
	May 30,	May 31,
	2015	2014

Cash flow from operating activities:
Net income	$6,874	$15,055
Adjustments to reconcile to net cash provided by
operating activities:
Depreciation and amortization	13,454	11,000
Stock-based compensation expense	2,246	3,232
Deferred compensation, net	1,522	1,467
Deferred income taxes	524	2,748
Excess tax benefit from stock-based awards	(518)	(279)
Amortization of deferred gains	(893)	(893)
Other	798	506
Changes in cash from:
Inventories	(22,819)	(39,993)
Prepaid expenses and other assets	1,975	(3,157)
Accounts payable and other liabilities	32,972	56,432
Accrued income taxes payable, net of payments	(7,796)	(7,377)
Net cash provided by operating activities	28,339	38,741

Cash flow from investing activities:
Capital expenditures	(9,389)	(15,325)
Proceeds from disposition of properties	13	33
Proceeds from sale of restricted investments	678	494
Purchase of restricted investments	(797)	(823)
Net cash used in investing activities	(9,495)	(15,621)

Cash flow from financing activities:
Cash dividends	(6,172)	(5,544)
Purchases of treasury stock	(16,136)	(117,404)
Proceeds from stock options exercised,
stock purchase plan and other, net	411	(1,194)
Excess tax benefit from stock-based awards	518	279
Issuance of long-term debt, net of discount	-	198,000
Repayment of long-term debt	(500)	-
Debt issuance costs	-	(3,345)
Net cash provided by (used in) financing activities	(21,879)	70,792

Change in cash and cash equivalents	(3,035)	93,912

Cash and cash equivalents at beginning of period	100,064	126,695

Cash and cash equivalents at end of period	$97,029	$220,607

CONTACT:
Pier 1 Imports, Inc.
Bryan Hanley, 817-252-6083